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Exhibit 10.9

  2004 Long-Term Incentive Plan

  IHS Inc.

IHS Inc.
2004 Long-Term Incentive Plan

Article 1. Establishment, Purpose and Duration

        1.1       Establishment. IHS Inc., a Delaware corporation (the "Company"), establishes an incentive compensation plan to be known as the IHS Inc. 2004 Long-Term Incentive Plan (this "Plan"), as set forth in this document.

        This Plan permits the grant of NQSOs, ISOs, SARs, Restricted Stock, RSUs, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards and Covered Employee Annual Incentive Awards.

        This Plan shall become effective upon approval of the Company's stockholders (the "Effective Date") and shall remain in effect as provided in Section 1.3.

        1.2       Purpose. The purpose of this Plan is to provide a means whereby Employees, Directors and Service Providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders.

        A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

        1.3       Duration of this Plan. Unless sooner terminated as provided in this Plan, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted, but any Award previously granted shall remain outstanding in accordance with the terms and conditions of this Plan and such Award's Award Document.

Article 2. Definitions

        Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

  2.1
  "Affiliate" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code).

  2.2
  "Award" means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, RSUs, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards or Covered Employee Annual Incentive Awards, in each case subject to the terms and conditions of this Plan.

  2.3
  "Award Document" means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and conditions applicable to an Award, or (b) a written statement issued by the Company to a Participant describing the terms and conditions of such Award.

  2.4
  "Board" means the board of directors of the Company.

  2.5
  "Cash-Based Award" means an Award granted under Article 10.

  2.6
  "Change in Control" means any of the following events:

  (a)
  the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

  (b)
  a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation;

  (c)
  a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by a person or persons different from the persons holding directly or indirectly those securities immediately prior to such merger;

  (d)
  the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company;

  (e)
  the approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company; or

  (f)
  as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who are members of the Board before the Transaction will cease to constitute a majority of the board of directors of the Company or any successor thereto.

      Notwithstanding the foregoing, in no event will a Change in Control be considered to have occurred as a result of: (i) the distribution by the Company to its stockholder(s) of stock in an Affiliate; (ii) the contribution by the Company of some or all of its assets in a transaction governed by Section 351 of the Code; (iii) any inter-company sale or transfer of assets between the Company and any Affiliate thereof; (iv) a dividend distribution by the Company; (v) a loan by the Company to any third party or an Affiliate; (vi) a Transaction, or series of Transactions, after which an Affiliate of the Company before such Transaction or series of Transactions, is either directly or indirectly in control of the Company thereafter; (vii) if the controlling stockholder is a trust, the acquisition, directly or indirectly, of the beneficial ownership of securities of the Company by any beneficiary of such trust if such beneficiary has a greater than twenty-five percent (25%) interest in such trust, or any descendants, spouse, estate or heirs of any such beneficiary, or a trust established for such beneficiary or for any descendants, spouse or heirs of such beneficiary; or (viii) the first underwritten primary public offering of the shares of common stock of the Company pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form) under the Securities Act; and provided further that if and to the extent any of the events described in clauses (a) through (f) above would cause penalty taxation under Section 409A of the Code with respect to any Award, then the relevant clause(s) and/or any relevant provision of this Plan or an Award Document may be unilaterally amended by the Committee with respect to such Award(s), and correlative action may be unilaterally taken by the Committee with respect to such Award(s), to avoid such penalty.

  2.7
  "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

  2.8
  "Committee" means the compensation committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

  2.9
  "Company" has the meaning set forth in Section 1.1, and any successor thereto as provided in Article 21.

  2.10
  "Consolidated Operating Earnings" means the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

  2.11
  "Covered Employee" means a Participant who is a "covered employee," as defined in Section 162(m) of the Code and the Treasury regulations promulgated thereunder, or any successor statute or regulations.

  2.12
  "Covered Employee Annual Incentive Award" means an Award granted under Article 12 to a Covered Employee.

  2.13
  "Director" means any individual who is a member of the Board.

  2.14
  "Effective Date" has the meaning set forth in Section 1.1.

  2.15
  "Employee" means any employee of the Company or an Affiliate.

  2.16
  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.17
  "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.18
  "Extraordinary Items" means (a) extraordinary, unusual and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger, acquisition or other business combination, all of which must be identified in the audited financial statements, including footnotes, or the "Management Discussion and Analysis" section of the Company's annual report to stockholders.

  2.19
  "FMV" means a price that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on the NYSE or other established stock exchange or market upon which Shares are then listed and/or traded on the applicable date, the preceding trading day, the next succeeding trading day or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over-the-counter at the time a determination of its FMV is made under this Plan, its FMV shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is made under this Plan, the determination of their FMV shall be made by the Committee in such manner as it deems appropriate. Such determination(s) of FMV shall be specified in each Award Document and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award.

  2.20
  "Full Value Award" means an Award other than in the form of an ISO, a NQSO or a SAR, and which is settled by the issuance or other delivery of Shares.

  2.21
  "Freestanding SAR" means a SAR that is granted under Article 7, independently of any Option.

  2.22
  "Grant Price" means the price established at the time of grant of a SAR, used to determine whether there is any payment due upon exercise of the SAR.

  2.23
  "ISO" means an Award granted under Article 6 to an Employee, designated as a "incentive stock option" and representing an option to purchase Shares that is intended to meet the requirements of Section 422 of the Code and the Treasury regulations promulgated thereunder, or any successor statute or regulations.

  2.24
  "Net Income" means the consolidated net income before taxes for the Plan Year, as reported in the Company's annual report to stockholders or as otherwise reported to stockholders.

  2.25
  "Nonemployee Director" means a Director who is not an Employee.

  2.26
  "Nonemployee Director Award" means any NQSO, SAR or Full Value Award granted, whether singly, in combination or in tandem, to a Nonemployee Director pursuant to such applicable terms and conditions as the Board or Committee may establish in accordance with this Plan.

  2.27
  "NQSO" means an Option that is not an ISO.

  2.28
  "NYSE" means the New York Stock Exchange.

  2.29
  "Operating Cash Flow" means cash flow from operating activities as defined in SFAS Number 95, Statement of Cash Flows.

  2.30
  "Option" means an ISO or a NQSO, in either case that is granted under Article 6.

  2.31
  "Other Stock-Based Award" means an equity-based or equity-related Award that is granted under Article 10 and is not otherwise described by the terms of this Plan.

  2.32
  "Participant" means any eligible individual as set forth in Article 5 to whom an Award is granted.

  2.33
  "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of Section 162(m) of the Code and the Treasury regulations promulgated thereunder, or any successor statute or regulations, for certain performance-based compensation paid to Covered Employees.

  2.34
  "Performance Measures" means measures as described in Article 11 on which the performance goals are based and which are approved by the Company's stockholders in accordance with this Plan in order to qualify Awards as Performance-Based Compensation.

  2.35
  "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

  2.36
  "Performance Share" means an Award granted under Article 9, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

  2.37
  "Performance Unit" means an Award granted under Article 9, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

  2.38
  "Period of Restriction" means the period when Restricted Stock or RSUs are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

  2.39
  "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

  2.40
  "Plan" has the meaning set forth in Section 1.1.

  2.41
  "Plan Year" means the calendar year.

  2.42
  "Replaced Award" has the meaning set forth in Section 18.1.

  2.43
  "Replacement Award" has the meaning set forth in Section 18.1.

  2.44
  "Restricted Stock" means an Award of Shares granted under Article 8.

  2.45
  "RSU" means an Award, designated as a "restricted stock unit", granted under Article 8.

  2.46
  "SAR" means an Award, designated as a stock appreciation right, granted under Article 7.

  2.47
  "Securities Act" means the U.S. Securities Act of 1933, as amended from time to time, or any successor act thereto.

  2.48
  "Service Provider" means any consultant, agent, advisor or independent contractor who renders services to the Company or an Affiliate who (a) are not in connection with the offer and sale of the Company's securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company's securities.

  2.49
  "Share" means a share of Class A common stock of the Company, $0.01 par value per share.

  2.50
  "Share Authorization" has the meaning set forth in Section 4.1.

  2.51
  "Substitute Award" means an Award granted to a holder of an option, stock appreciation right or other award granted by a company that is acquired by the Company or a subsidiary or with which the Company or a subsidiary combines, in assumption of, or in substitution for, such outstanding award previously granted by such company.

  2.52
  "Tandem SAR" means a SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

        3.1       General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final, binding and conclusive upon the Participants, the Company and all other interested individuals.

        3.2       Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Document or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include selecting Award recipients; establishing all Award terms and conditions, including the terms and conditions set forth in Award

Documents; granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company; and, subject to Article 19, adopting modifications and amendments to this Plan or any Award Document, including any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and/or its Affiliates operate.

        3.3       Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to designate Employees to be recipients of Awards; provided, however, the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is subject to Section 16 of the Exchange Act.

Article 4. Shares Subject to this Plan and Maximum Awards

        4.1       Number of Shares Available for Awards.

  (a)
  Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for grant to Participants under this Plan (the "Share Authorization") shall be an amount equal to seven million (7,000,000) Shares minus the number of Shares relating to any award granted and outstanding as of or subsequent to the Effective Date under any other equity compensation plan of the Company.

  (b)
  Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be granted in the aggregate under this Plan, the maximum number of Shares that may be available for grant pursuant to ISOs shall be four million (4,000,000).

        4.2       Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued or otherwise delivered. Any Shares related to Awards (other than a Substitute Award) which terminate by expiration, forfeiture, cancellation or otherwise without the issuance or other delivery of such Shares, are settled in cash in lieu of Shares or are exchanged with the Committee's permission, prior to the issuance or other delivery of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, other than with respect to a Substitute Award, if the Exercise Price of any Option or the tax withholding requirements with respect to any Award are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued or otherwise delivered, net of the Shares tendered, if any, will be deemed "used" for purposes of determining the maximum number of Shares available for delivery under this Plan The Shares available under this Plan may be authorized and unissued Shares or treasury Shares.

        4.3       Annual Award Limits. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.4, no individual Participant may receive awards in any Plan Year that relate to more than five hundred thousand (500,000) Shares. Subject to Section 12.1, in the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law, any individual Participant may not be granted Awards authorizing the earning during any Plan Year of an amount that exceeds such Participant's annual limit, which for this purpose shall be equal to five million dollars ($5,000,000) plus the amount of such Participant's unused annual limit as of the close of the previous Plan Year (this limitation is separate and not affected by the number of Awards granted during such Plan Year subject to the limitation in the preceding sentence). For purposes of the Plan, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other nonperformance condition, and (ii) a Participant's annual limit is "used" to the extent an amount or number of Shares may be potentially earned or paid under an Award, regardless of whether such amount or Shares are in fact earned or paid.

        4.4       Adjustments in Authorized Shares. In the event of any corporate event or transaction (including a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued or otherwise delivered under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price or Grant Price applicable to outstanding Awards, the Annual Award Limits and other value determinations applicable to outstanding Awards.

        The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

        Subject to the provisions of Article 19, without affecting the number of Shares available under this Plan, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with any applicable accounting rules or the "incentive stock option" rules under Section 422 of the Code, where applicable.

Article 5. Eligibility and Participation

        5.1       Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors and Service Providers.

        5.2       Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

        6.1       Grant of Options. Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code and the Treasury regulations promulgated thereunder).

        6.2       Award Document. Each Option grant shall be evidenced by an Award Document that shall specify the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Document also shall specify whether the Option is intended to be an ISO or a NQSO.

        6.3       Exercise Price. The Exercise Price for each grant of an Option shall be as determined by the Committee and shall be specified in the Award Document. The Exercise Price shall be: (i) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, other than with respect to Substitute Awards, the Exercise Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

        6.4       Term. Each Option shall expire at such time as the Committee shall determine at the time of its grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

        6.5       Exercise of Options. Options shall be exercisable at such times and be subject to such terms and conditions as the Committee shall in each instance approve, which terms and conditions need not be the same for each grant or for each Participant.

        6.6       Payment. Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        A condition of the issuance or other delivery of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the Exercise Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Exercise Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless (broker-assisted) exercise.

        Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant's request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

        6.7       Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including minimum holding period requirements or restrictions under applicable federal securities laws, the requirements of any stock exchange or market upon which Shares are then listed and/or traded or any Blue Sky or state securities laws applicable to such Shares.

        6.8       Termination of Employment. Each Participant's Award Document shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or provision of services to the Company and/or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Options, and may reflect distinctions based on the reasons for termination.

        6.9       Transferability.

  (a)
  ISOs. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

  (b)
  NQSOs. Except as otherwise provided in a Participant's Award Document or otherwise determined at any time by the Committee, no NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant's Award Document or otherwise determined at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant shall be exercisable during his lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment of the Exercise Price by the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

        6.10     Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares acquired pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

        6.11.     Substituting SARs. Only in the event the Company is not accounting for equity compensation under APB Opinion No. 25, the Committee shall have the ability to substitute, without receiving Participant permission, SARs paid only in Shares (or SARs paid in Shares or cash at the Committee's discretion) for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms for the Options and the aggregate difference between the FMV of the underlying Shares and the Grant Price of the SARs is equivalent to the aggregate difference between the FMV of the underlying Shares and the Exercise Price of the Options. If, in the opinion of the Company's auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

Article 7. SARs

        7.1       Grant of SARs. Subject to the provisions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

        Subject to the provisions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

        The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Document. The Grant Price shall be: (i) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant, or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, other than with respect to Substitute Awards, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Exercise Price of the related Option.

        7.2       Award Document. Each SAR shall be evidenced by an Award Document that shall specify the Grant Price, the term of the SAR and such other provisions as the Committee shall determine.

        7.3       Term. The term of a SAR shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the Award Document, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

        7.4       Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

        7.5.      Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

        7.6       Settlement. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

  (a)
  The excess of the FMV of a Share on the date of exercise over the Grant Price; by

  (b)
  The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon exercise may be in cash, Shares or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee's determination regarding the form of settlement shall be set forth in the Award Document pertaining to the grant of the SAR.

        7.7       Termination of Employment. Each Award Document shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or provision of services to the Company and/or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination.

        7.8       Transferability. Except as otherwise provided in a Participant's Award Document or otherwise determined at any time by the Committee, no SAR may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Document or otherwise determined at any time by the Committee, all SARs granted to a Participant shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in this Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

        7.9       Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8. Restricted Stock and RSUs

        8.1       Grant of Restricted Stock or RSUs. Subject to the provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or RSUs to Participants in such amounts as the Committee shall determine. RSUs shall be similar to Restricted Stock, except that no Shares are actually awarded to the Participant on the date of grant.

        8.2       Award Document. Each Restricted Stock and/or RSU grant shall be evidenced by an Award Document that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of RSUs granted and such other provisions as the Committee shall determine.

        8.3       Transferability. Except as provided in this Plan or an Award Document, the Shares of Restricted Stock and/or RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Document (and in the case of RSUs until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Document or otherwise at any time by the Committee. All rights with respect to the Restricted Stock and/or RSUs granted to a Participant shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Document or at any time by the Committee.

        8.4       Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or RSUs as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each RSU, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which Shares are then listed and/or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or RSUs.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and RSUs shall be paid in cash, Shares or a combination of cash and Shares, as determined by the Committee in its sole discretion.

        8.5       Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

          The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the IHS Inc. 2004 Long-Term Incentive Plan, and in the associated Award Document. A copy of this Plan and such Award Document may be obtained from IHS Inc.

        8.6       Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant's Award Document, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any RSUs.

        8.7       Termination of Employment. Each Award Document shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or RSUs following termination of the Participant's employment with or provision of services to the Company and/or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Shares of Restricted Stock or RSUs, and may reflect distinctions based on the reasons for termination.

        8.8       Section 83(b) Election. The Committee may provide in an Award Document that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

        9.1       Grant of Performance Units/Performance Shares. Subject to the provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

        9.2       Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

        9.3       Earning of Performance Units/Performance Shares. Subject to the provisions of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

        9.4       Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Document. Subject to the provisions of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Document pertaining to the grant of the Award.

        9.5       Termination of Employment. Each Award Document shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant's employment with or provision of services to the Company and/or its Affiliates as the case may be. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Performance Units or Performance Shares granted under this Plan, and may reflect distinctions based on the reasons for termination.

        9.6       Transferability. Except as otherwise provided in a Participant's Award Document or otherwise determined at any time by the Committee, Performance Units/Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award

Document or otherwise determined at any time by the Committee, a Participant's rights under this Plan shall be exercisable during his lifetime only by such Participant.

Article 10. Cash-Based Awards and Other Stock-Based Awards

        10.1     Grant of Cash-Based Awards. Subject to the provisions of this Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

        10.2     Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the provisions of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        10.3     Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

        10.4     Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

        10.5     Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant's employment with or provision of services to the Company and/or its Affiliates, as the case may be. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards granted under this Plan, and may reflect distinctions based on the reasons for termination.

        10.6     Transferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant's rights under this Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

Article 11. Performance Measures

        11.1     Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Annual Incentive Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

  (a)
  Net earnings or net income (before or after taxes);

  (b)
  Earnings per share;

  (c)
  Net sales or revenue growth;

  (d)
  Net operating profit;

  (e)
  Return measures (including return on assets, capital, invested capital, equity, sales or revenue);

  (f)
  Cash flow (including operating cash flow, free cash flow and cash flow return on equity);

  (g)
  Earnings before or after taxes, interest, depreciation and/or amortization, and/or lease payments or other rent obligations;

  (h)
  Gross or operating margins;

  (i)
  Productivity ratios;

  (j)
  Share price (including growth measures and total stockholder return);

  (k)
  Expense targets;

  (l)
  Margins;

  (m)
  Operating efficiency;

  (n)
  Market share;

  (o)
  Customer satisfaction;

  (p)
  Working capital targets; and

  (q)
  Economic value added or EVA® (i.e., net operating profit after tax minus the sum of capital multiplied by the cost of capital).

        Any Performance Measure(s) may be used to measure the performance of the Company and/or Affiliate as a whole or any business unit of the Company and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies or published on a special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11.

        11.2     Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or regulations affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of tax deductibility under Section 162(m) of the Code.

        11.3     Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

        11.4     Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and base vesting on Performance Measures other than those set forth in Section 11.1.

Article 12. Covered Employee Annual Incentive Award

        12.1     Establishment of Incentive Pool. The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of: (i) nine percent (9%) of the Company's Consolidated Operating Earnings for the Plan Year, (ii) ten percent (10%) of the Company's Operating Cash Flow for the Plan Year, or (iii) fifteen percent (15%) of the Company's Net Income for the Plan Year. The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year. In no event may (1) any Covered Employee receive more than one million two hundred thousand dollars ($1,200,000) from the incentive pool and (2) the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.

        12.2     Determination of Covered Employees' Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee's allocated portion of the incentive pool based upon the percentage established at the beginning of such Plan Year. Each Covered Employee's incentive award then shall be determined by the Committee based on the Covered Employee's allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee's allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

Article 13. Nonemployee Director Awards

        All Awards to Nonemployee Directors shall be determined by the Board or Committee.

Article 14. Dividend Equivalents

        Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15. Beneficiary Designation

        Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 16. Deferrals

        The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or RSUs, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards or Covered Employee Annual Incentive Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 17. Rights of Participants

        17.1     Employment. Nothing in this Plan or an Award Document shall interfere with or limit in any way the right of the Company and/or its Affiliates to terminate any Participant's employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Service Provider for any specified period of time.

        Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Affiliates and, accordingly, subject to Articles 3 and 19, this Plan and the benefits under this Plan may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Affiliates.

        17.2     Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        17.3     Rights as a Stockholder. Except as otherwise provided in this Plan, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 18. Change in Control

        18.1     Change in Control of the Company. Subject to Section 2.6, notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 18 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Document.

        Upon a Change in Control, all then-outstanding Stock Options and SARs shall become fully vested and exercisable, and all other then-outstanding Awards that vest on the basis of continuous service shall vest in full and be free of restrictions, except to the extent that another Award meeting the requirements of Section 18.2 (a "Replacement Award") is provided to the Participant pursuant to Section 4.4 to replace such Award (the "Replaced Award"). The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Document.

        18.2     Replacement Awards. An Award shall meet the conditions of this Section 18.2 (and hence qualify as a Replacement Award) if: (i) it has a value at least equal to the value of the Replaced Award; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (iii) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 18.2 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

        18.3     Termination of Employment. Upon a termination of employment or termination of directorship of a Participant occurring in connection with or during the period of one (1) year after such Change in Control, other than for Cause, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions; provided, however, that if such acceleration would cause penalty taxation under Section 409A of the Code with respect to any Replacement Award, then the Committee may unilaterally delay such acceleration for such time as is sufficient to avoid such penalty, and (ii) all Stock Options and SARs held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter; provided, that if the applicable Award Document provides for a longer period of exercisability, that provision shall control.

Article 19. Amendment, Modification, Suspension and Termination

        19.1     Amendment, Modification, Suspension and Termination. Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate this Plan and any Award Document in whole or in part; provided, however, that, without the prior approval of the Company's stockholders and except as provided in Sections 4.4 and 6.11, Options or SARs will not be repriced, replaced or regranted through cancellation, or by lowering the Exercise Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation or stock exchange rule, including the Exchange Act, the Code and/or the NYSE Listed Company Manual.

        19.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

        19.3     Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, amendment, suspension or modification of this Plan or an Award Document shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

Article 20. Withholding

        20.1     Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

        20.2     Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and RSUs, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a FMV on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 21. Successors

        All obligations of the Company under this Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 22. General Provisions

        22.1     Forfeiture Events.

  (a)
  The Committee may specify in an Award Document that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant's provision of services to the Company and/or Affiliate, violation of material Company and/or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or one or more of its Affiliates.

  (b)
  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the U.S. Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

        22.2     Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        22.3     Gender and Number. Except where otherwise indicated by the context, any masculine term used in this Plan or in an Award Document also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        22.4     Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        22.5     Requirements of Law. The granting of Awards and the issuance or other delivery of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any applicable governmental agencies or stock exchange or market upon which Shares are then listed and/or traded, as may be required.

        22.6     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued or otherwise delivered under this Plan prior to:

  (a)
  Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

  (b)
  Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

        22.7     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance (or other delivery) and sale of any Shares under this Plan, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        22.8     Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

        22.9     Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Affiliates operate or have Employees, Directors or Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

  (a)
  Determine which Affiliates shall be covered by this Plan;

  (b)
  Determine which Employees, Directors or Service Providers outside the United States are eligible to participate in this Plan;

  (c)
  Modify the terms and conditions of any Award granted to Employees, Directors or Service Providers outside the United States to comply with applicable foreign laws;

  (d)
  Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

  (e)
  Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

        Notwithstanding the above, the Committee may not take any actions under this Plan, and no Awards shall be granted, that would violate applicable law.

        22.10     Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or market upon which Shares are then listed and/or traded.

        22.11     Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any person acquires a right to receive payments from the Company and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be. All payments to be made under this Plan shall be paid from the general funds of the Company or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to ensure payment of such amounts except as expressly set forth in this Plan.

        22.12     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued, delivered or otherwise paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        22.13     Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Annual Incentive Awards, may be included as "compensation" for purposes of computing the benefits payable to any Participant under the Company's or Affiliate's retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit.

        22.14     Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

        22.15     No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair or otherwise affect the Company's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

        22.16     Governing Law. This Plan and each Award Document shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Document, recipients of an Award are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Document.

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  Exhibit 10.9
  Contents